* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.



                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into as of July 1, 2004, by and between MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation (the "Company"), with headquarters located at 336 Bollay Drive, Santa Barbara, California 93117, and ADVANCED CARDIOVASCULAR SYSTEMS, INC., a wholly owned subsidiary of Guidant Corporation ("ACS") with regard to the following:

                                    RECITALS

         A. ACS desires to purchase, upon the terms and conditions stated in this Agreement, shares of the Company's Series A-1 Convertible Preferred Stock, par value $.01 per share ("Series A-1 Preferred Stock"), Series A-2 Convertible Preferred Stock, par value $.01 per share ("Series A-2 Preferred Stock"), and Series A-3 Convertible Preferred Stock, par value $.01 per share ("Series A-3 Preferred Stock" and collectively with the Series A-1 Preferred Stock and Series A-2 Preferred Stock referred to as the "Preferred Stock") as herein provided. The rights, preferences, privileges and restrictions of the Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock are set forth in the Certificates of Designation attached hereto as Exhibits A, B and C, respectively. The Preferred Stock, and the common shares to be issued upon the conversion of the Preferred Stock, are collectively referred to herein as the "Securities."

         B. The Company and ACS are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a (1) Registration Rights Agreement in the form attached hereto as Exhibit D (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws and (2) Collaboration Agreement in the form attached hereto as Exhibit E concerning a collaboration regarding the development of the Company's technology for cardiovascular applications for the treatment of cardiovascular diseases (the "Collaboration Agreement").

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and ACS hereby agree as follows:

                                    ARTICLE I

                      PURCHASE AND SALE OF PREFERRED STOCK

         1.1 Purchase of Preferred Stock. Subject to the terms and conditions of this Agreement, the closing of the issuance, sale and purchase of each of (a) the Series A-1 Preferred Stock, (b) Series A-2 Preferred Stock and (c) Series A-3 Preferred Stock shall be consummated in a closing (each a "Closing") at 9:00 a.m., on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver (to the extent waivable) of all conditions to the consummation of the respective Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the respective Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Sheppard Mullin Richter & Hampton, LLP, 800 Anacapa Street, Santa Barbara, CA 93101, unless another time, date, or place is agreed to by the parties. The date on which each Closing occurs is referred to as a "Closing Date." All actions taken at a Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

         1.2      Initial Investment.

                  (a) Upon the execution of this Agreement and subject to the terms and conditions of this Agreement, the Company shall issue and sell to ACS, and ACS shall purchase from the Company 1,112,966 shares of Series A-1 Preferred Stock at a purchase price of $2.70 per share, for an aggregate purchase price of $3,000,000 (the "Initial Investment").

                  (b) At the Closing of the Initial Investment, subject to the terms and conditions hereof,

                           (i) the Company shall deliver to ACS a certificate representing the number of shares of Series A-1 Preferred Stock to be purchased by ACS, the documents required to be delivered by the Company pursuant to Section 6.3 hereof, and executed signature pages to the Registration Rights Agreement and the Collaboration Agreement; and

                           (ii) ACS shall pay to the Company in cash, by wire transfer of immediately available funds to an account designated by the Company, the purchase price of the Initial Investment, and executed signature pages to the Registration Rights Agreement and the Collaboration Agreement.

         1.3      Interim Investment.

                  (a) Subject to the terms and conditions hereof, within thirty
(30) days of the satisfaction of the conditions in Sections 6.4(a) and 6.4(b) hereof, ACS shall purchase that number of shares of Series A-2 Preferred Stock at the Fair Market Value of the Series A-2 Preferred Stock that equals $2,000,000 (the "Interim Investment"). The "Fair Market Value" of the Series A-2 Preferred Stock equals the average price at which the common stock of the Company (the "Common Stock") is being publicly traded on the OTC Bulletin Board securities market (or such other national securities exchange or automated quotation system that the Common Stock may be publicly traded) for the ten (10) trading days ending on the day immediately before the Closing Date of the Interim Investment.

                  (b) At the Closing of the Interim Investment, subject to the terms and conditions hereof,

                           (i) the Company shall deliver to ACS a certificate representing the number of shares of Series A-2 Preferred Stock to be purchased by ACS and the documents required to be delivered by the Company pursuant to Section 6.4 hereof; and

                           (ii) ACS shall pay to the Company in cash, by wire transfer of immediately available funds to an account designated by the Company, and the purchase price of the Interim Investment.

         1.4      Final Investment.

                  (a) Subject to the terms and conditions hereof, on a date designated by ACS that is within four (4) months of the satisfaction of the conditions in Sections 6.5(a) and (b) hereof, ACS shall purchase that number of shares of Series A-3 Preferred Stock at the Fair Market Value of the Series A-3 Preferred Stock that equals the aggregate amount of $2,000,000 (the "Final Investment"). The "Fair Market Value of the Series A-3 Preferred Stock" equals the average price at which the Common Stock is being publicly traded on the OTC Bulletin Board securities market for the ten (10) trading days ending on the day immediately before the Closing Date of the Final Investment.

                  (b) At the Closing of the Final Investment, subject to the terms and conditions hereof,

                           (i) the Company shall deliver to ACS a certificate representing the number of shares of Series A-3 Preferred Stock to be purchased by ACS and the documents required to be delivered by the Company pursuant to Section 6.5 hereof; and

                           (ii) ACS shall pay to the Company in cash, by wire transfer of immediately available funds to an account designated by the Company, the purchase price of the Final Investment.

         1.5      Limitation on Investment.

                  (a) Notwithstanding anything in this Agreement to the contrary, ACS shall have no obligation to make any purchase (including the Interim Investment and Final Investment) if such purchase would cause it to own 20% or more of either (i) the then-outstanding share capital of the Company or
(ii) the then-outstanding share capital of the Company on a fully-diluted as-converted basis, in which case it shall only be required to purchase the maximum number of shares of the Company in either the Interim Investment or Final Investment that it could purchase without its ownership equaling or exceeding 20%.

                  (b) The Company shall have no obligation to sell any shares of capital stock to the extent such sale violates any applicable law, rule or regulation, including but not limited to the listing requirements or other regulation of any national securities exchange. In the event that the Company exercises its right not to sell additional shares to ACS because such sale would violate an applicable law, rule or regulation, the Company will discuss this decision with ACS and, upon ACS's request, the parties agree to discuss and negotiate other possible arrangements in an effort to achieve the parties' intention of providing funding for the transactions contemplated by the Collaboration Agreement.

                                   ARTICLE II

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         ACS makes no other representations and warranties, express or implied, to the Company in connection with the transactions contemplated hereby, except for the following:

         2.1 Investment Purpose. ACS is purchasing the Preferred Stock for ACS's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof. ACS shall not, directly or indirectly, offer, sell, pledge or otherwise transfer its Securities, or any interest therein, except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. ACS understands that ACS must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement.

     2.2 Accredited Investor Status. ACS is an "accredited investor" as that term is defined in Rule 501 (a) of Regulation D.

         2.3 Reliance on Exemptions. ACS understands that the Securities are being offered and sold to ACS in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and ACS's compliance with, the representations, warranties, agreements, acknowledgments and understandings of ACS set forth herein in order to determine the availability of such exemptions and the eligibility of ACS to acquire the Securities.

         2.4 Information. The Company, or its counsel, have made available all reasonable materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by ACS, including, without limitation, the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and all other reports, registration statements, and other filings (including amendments to previously filed documents) filed by the Company with the SEC from December 31, 2002 to the date of this Agreement (all such reports, proxy statements, registration statements, and filings are collectively called the "SEC Reports" and each is individually called a "SEC Report"). ACS has been afforded the opportunity to ask questions of the Company and was permitted to meet with the Company's officers and has received what ACS believes to be satisfactory answers to any such questions. Neither such inquiries nor any other due diligence investigation conducted by ACS, or any of its representations, shall modify, amend or affect ACS's right to rely on the Company's representations and warranties contained in Article III hereof. ACS understands that ACS's investment in the Securities involves a high degree of risk, including, without limitation, the risks and uncertainties disclosed in the SEC Reports.

         2.5 Governmental Review. ACS understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         2.6 Transfer or Resale. ACS understands that (a) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act, or any state securities laws, and may not be offered, sold, pledged or otherwise transferred, unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of Section 5.1 hereof); (b) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder in order for such resale to be allowed, (c) the Company is under no obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement and the Registration Rights Agreement) and (d) the Company has agreed to register the Common Stock issued or issuable upon the conversion of Preferred Stock as provided in the Registration Rights Agreement.

         2.7 Legends. ACS understands that, subject to Article V hereof, until such time as the Common Stock underlying the conversion of Preferred Stock has been registered under the Securities Act as contemplated by the Registration Rights Agreement, or otherwise may be sold by ACS pursuant to Rule 144 (subject to and in accordance with the procedures specified in Article V hereof), the certificates for the Securities shall bear a restrictive legend (the "Legend") in the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

         2.8 Authorization: Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of ACS, and are valid and binding agreements of ACS enforceable in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application and
(ii) as rights to indemnity and contribution under the Registration Rights Agreement may be limited by federal or state securities laws.

         2.9 Residency. ACS is a resident of the jurisdiction set forth under ACS's name on the signature page hereto executed by ACS.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to ACS, as of the date hereof and as of each Closing, that:

         3.1 Organization and Qualification. Each of the Company and its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify or be in good standing would have a Material Adverse Effect. "Material Adverse Effect" means any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to (a) the ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Collaboration Agreement or any other agreement between the Company and ACS or (b) the business, operations, properties, financial condition or operating results of the Company and its subsidiaries, taken as a whole on a consolidated basis or on the transactions contemplated hereby; provided, however, that clause (b) shall not include any change, circumstance or effect resulting from (A) general changes in the industries in which the Company and its subsidiaries operate, as the case may be, except those changes, circumstances or effects that adversely affect the Company and its subsidiaries to a materially greater extent than they affect other entities operating in such industries, or (B) changes in general economic conditions or changes in securities markets in general.

         3.2 Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, and the Collaboration Agreement and to issue, sell and perform its obligations with respect to the Preferred Stock in accordance with the terms hereof and thereof and the terms of the Preferred Stock; (b) the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Collaboration Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Stock) have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency is required with respect to any of the transactions contemplated hereby or thereby; (c) this Agreement, the Registration Rights Agreement, the Collaboration Agreement and the certificates for the Preferred Stock have been (or in the case of the certificates for the Series A-2 Preferred Stock and Series A-3 Preferred Stock, shall be at the time of delivery) duly executed and delivered by the Company; and (d) this Agreement, the Registration Rights Agreement, the Collaboration Agreement and the Preferred Stock constitute (or in the case of the certificates for the Series A-2 Preferred Stock and Series A-3 Preferred Stock, shall constitute at the time of delivery) legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application, and (ii) as rights to indemnity and contribution under the Registration Rights Agreement may be limited by Federal or state securities laws.

         3.3 Capitalization. The capitalization of the Company as of June 1, 2004, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for, any shares of capital stock, is set forth on Schedule 3.3 hereof. All of such outstanding shares of capital stock have been, or upon issuance shall be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Preferred Stock) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed or suffered by the Company. Except as disclosed in Schedule
3.3 hereof, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) issuance of the Securities shall not trigger anti-dilution rights for any other outstanding or authorized securities of the Company, and
(iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). The Company has furnished to ACS true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws"). The Company has set forth on Schedule 3.3 hereof all instruments and agreements (other than the Certificate of Incorporation and Bylaws) governing securities convertible into or exercisable or exchangeable for capital stock of the Company (and the Company shall provide to ACS copies thereof upon the request of ACS). All outstanding securities of the Company have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws. Except as otherwise contemplated by this Agreement, the Company is not a party or subject to any agreement or understanding which affects or relates to the voting or giving of written consents with respect to, or the purchase of, any securities of the Company.

         3.4 Issuance of Shares. The Securities are duly authorized and reserved for issuance, and upon issuance shall be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances imposed or suffered by the Company and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The Common Stock issuable upon conversion of the Preferred Stock has been reserved for issuance based upon the initial conversion ratio and, when issued upon conversion, will be duly authorized and validly issued, fully paid and nonassessable, free from all liens, claims and encumbrances imposed or suffered by the Company and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

         3.5 No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Collaboration Agreement by the Company, and the consummation by the Company of transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Preferred Stock) do not and shall not (a) result in a violation of the Certificate of Incorporation or Bylaws or (b) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected (except for such possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or other organizational documents, and neither the Company nor any of its subsidiaries, is in default (and no event has occurred which has not been waived which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as set forth on Schedule 3.5 hereof, or except (A) such as may be required under the Securities Act in connection with the performance of the Company's obligations under the Registration Rights Agreement, (B) filing of a Form D with the SEC, and (C) compliance with the state securities or Blue Sky laws of applicable jurisdictions, and (D) the filing of the respective Certificates of Designation, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Collaboration Agreement or to perform its obligations in accordance with the terms hereof or thereof.

         3.6 SEC Reports. Except as disclosed in Schedule 3.6 hereof, as of the date of this Agreement, the Company has timely filed the SEC Reports required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company has made available to ACS true and complete copies of the SEC Reports, except for exhibits, schedules and incorporated documents. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports, and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Reports which is required to be updated or amended under applicable law has not been so updated or amended. The consolidated financial statements of the Company included in the SEC Reports have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such consolidated financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and present accurately and completely in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in a manner clearly evident to a sophisticated institutional investor in the consolidated financial statements or the notes thereto of the Company included in the SEC Reports, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business consistent with past practice subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business consistent with past practice and not required under generally accepted accounting principles to be reflected in such financial statements. To the extent required by the rules of the SEC applicable thereto, the SEC Reports contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Contract"). None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by the Company or its subsidiaries thereunder which would have a Material Adverse Effect. The Company has not provided to ACS any material non-public information or any other information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed.

         3.7 Absence of Certain Changes. Since December 31, 2003, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations of the Company. The Company has not taken any steps and does not currently expect to take any steps to seek protection pursuant to any bankruptcy or receivership law, nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company.

         3.8 Absence of Litigation. Except as set forth in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened in writing against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, which could reasonably be expected to result in an unfavorable decision, ruling or finding which would have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. There are no facts known to the Company which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

         3.9 Permits, Licenses; Compliance with Laws; Company Products. Each of the Company and each of its subsidiaries has all licenses, franchises, permits, and other governmental authorizations and approvals necessary to conduct its business as currently conducted and as contemplated, and neither the Company nor any of its subsidiaries is in violation of any such license, franchise, permit, or other governmental authorization or approval, or any law applicable to it or any of its properties, except where the failure to have any such license, franchise, permit, or other governmental authorization or approval, or the existence of any such violation, has not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No investigation or review by any governmental authority with respect to the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened. No governmental authority has expressed to the Company an intention to conduct any such investigation or review.

         3.10 Disclosure. No information relating to or concerning the Company set forth in this Agreement contains an untrue statement of a material fact. No information relating to or concerning the Company set forth in any of the SEC Reports contains a statement of material fact that was untrue as of the date such SEC Report was filed with the SEC. The Company has not omitted to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement, no material fact (within the meaning of the federal securities laws of the United States and of applicable state securities laws) exists with respect to the Company which has not been publicly disclosed.

         3.11 Acknowledgment Regarding ACS's Purchase of the Securities. The Company acknowledges and agrees that ACS is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transaction contemplated hereby, and the relationship between ACS and the Company, are "arms-length," and that any statement made by ACS (except as set forth in Article II), or any of its representatives or agents, in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, is merely incidental to ACS's purchase of the Securities and has not been relied upon as such in any way by the Company, its officers or directors. The Company further represents to ACS that the Company's decision to enter into this Agreement and the transactions contemplated hereby has been based solely on an independent evaluation by the Company and its representatives.

         3.12 S-2 Registration. The Company is not currently eligible to register the Common Stock underlying the conversion of Preferred Stock on a registration statement on Form S-3 under the Securities Act. However, the Company is eligible to use Form S-1 or S-2 under the Securities Act.

         3.13 Securities Laws. Assuming the accuracy of the representations and warranties of ACS contained in Section 2 hereof on the date hereof and at each Closing, the offer, issue, and sale of the Preferred Stock and the offer of the Common Stock issuable upon conversion of the Preferred Stock are exempt from the registration and prospectus delivery requirements of the Securities Act and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

         3.14 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from the registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of ACS.

         3.15 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by ACS relating to this Agreement or the transactions contemplated hereby.

         3.16     Intellectual Property.

                  (a) Schedule 3.16(a) hereof lists all patents and patent applications owned or used by the Company or any of its subsidiaries that relate to the Therapeutic Field (as defined in the Collaboration Agreement), including the owner and jurisdictions in which each such patent and patent application has been issued or registered or in which any application for such issuance and registration has been filed. To the best of its knowledge, the Company and its subsidiaries are the sole and exclusive owner of, or otherwise have a valid license or right to use, all Proprietary Rights free and clear of any liens, charges, pledges, mortgages, security interests, claims, options, warrants, or encumbrances of any kind or character. "Proprietary Rights" means all material inventions, patents, patent applications, patent disclosures, trademarks, trademark applications, service marks, service mark applications, logos, trade names, domain names, copyrights, trade secrets, and all other intellectual property (whether patentable or unpatentable) (i) associated with the Lead Drug or other PDT Drug or PDT Device as each are defined in the Collaboration Agreement or (ii) that are related to the business of the Company or any of its subsidiaries as presently conducted or as presently proposed to be conducted, and each of the Company or any subsidiary has the right to use all of its Proprietary Rights in all jurisdictions in which the Company or such subsidiary conducts its business.

                  (b) No person has a right to receive a royalty or similar payment from the Company or any subsidiary for their use of any Proprietary Rights pursuant to any contractual arrangements entered into by the Company or any subsidiary as of the date of this Agreement. Except as listed in Schedule 3.16(b), as of the date of this Agreement, neither the Company nor any subsidiary has any licenses granted, sold, or otherwise transferred by or to it (other than standard licenses or rights to use granted to customers in the ordinary course of its business) nor other agreements to which any of them is a party, relating in whole or in part to any of the Proprietary Rights. The Company has exclusive access, free of any obligations of any nature to any other Person (as defined herein), to the Lead Drug (and the final formulated drug product) in the Therapeutic Field used in the Phase I Trial, all as defined in the Collaboration Agreement, and will continue to maintain such exclusive access for at least 48 months from the date hereof. "Person" means any individual, corporation, partnership, limited liability company, association, joint venture, trust, government or governmental instrumentality, agency, division or office or any other entity, organization or group. ACS acknowledges receipt of information from the Company that the Lead Drug and the final formulated drug product will be manufactured by Gilead Sciences, Inc. ("Gilead") using Gilead's proprietary liposomal formulation technology ("Gilead's Technology"). The Company may be required to pay a royalty to Gilead for the use of the Gilead Technology, but such requirement will not prevent the Company's exclusive access to the Lead Drug and the final formulated drug product.

                  (c) Either the Company or a subsidiary exclusively owns or has the exclusive right to use, sell, license, or sublicense each of the Proprietary Rights. As of the date of this Agreement, none of the Proprietary Rights owned by the Company or any subsidiary is involved in any pending or to the Company's knowledge threatened litigation. No third party (i) has any ownership right in or the right to use any such Proprietary Rights, (ii) as of the date of this Agreement has notified the Company or any subsidiary that it claims any ownership of or right to use such Proprietary Rights, or (iii) to the Company's knowledge as of the date of this Agreement, is infringing upon any such Proprietary Rights owned by the Company or any subsidiary in any way. To the Company's knowledge as of the date of this Agreement, the Company's and the subsidiaries' use of the Proprietary Rights in the conduct of their businesses, including the production, marketing, selling, and servicing of their products, is not infringing upon or otherwise violating the rights of any third party, and no proceedings have been instituted against or notices received by the Company and any subsidiary alleging that the Company's or any subsidiary's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party or that any of the Proprietary Rights are invalid. The Proprietary Rights shall not cease to be valid and in full force and effect by reason of the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  (d) To the Company's knowledge, all Proprietary Rights that are used or incorporated into the products of the Company and any subsidiary that are proprietary to the Company and the subsidiaries, including those under development, were developed by current or former employees, consultants, or agents of the Company or one of the subsidiaries and are free of any claims of such employees, consultants, or agents thereto. To the Company's knowledge, none of such employees, consultants, or agents has violated in any material manner any agreements with respect to the use or disclosure of confidential information or Proprietary Rights.

         3.17 Key Employees. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate his employment with, or services to, the Company or any of its subsidiaries nor is any such Key Employee subject to any constraints that would cause such Key Employee to be unable to devote his full time attention to the employment or services of the Company or its subsidiaries. "Key Employee" means each of Gary S. Kledzik, Chairman of the Board and Chief Executive Officer, and David E. Mai, President.

         3.18 Rights Plan. The Company has in effect a shareholders rights plan (the "Plan"). However, the transactions contemplated herein will not trigger the Plan.

         3.19 Insurance. The Company has in force fire, casualty, and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy. The Company does not carry product liability insurance as of the date of this Agreement, and ACS is not requiring the Company to obtain such product liability insurance coverage.

                                   ARTICLE IV

                                    COVENANTS

     4.1  Best  Efforts.   The  parties  hereto  shall  use  their  commercially
reasonable best efforts to timely satisfy each of the conditions described in Articles VI and VII of this Agreement.

         4.2 Securities Laws. The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D and to provide a copy thereof to ACS within fifteen (15) days after the date of the Closing. The Company agrees to file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within ten (10) business days following the date of the Closing. The Company shall, on or prior to the date of the Closing, take such action as is necessary to sell the Securities to ACS under applicable securities laws of the states of the United States, and shall provide evidence of any such action so taken to ACS on or prior to the date of the Closing.

         4.3 Reporting Status. So long as ACS beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         4.4 Information. The Company agrees to make available upon request the following reports to ACS until ACS transfers, assigns or sells all of its Securities in transactions in which the transferee is (unless such transferee is an affiliate of the Company) not subject to securities law resale restrictions:
(a) its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements and any Current Reports on Form 8-K; (b) copies of all press releases issued by the Company or any of its subsidiaries, and (c) any other financial information that ACS may reasonably request; provided, however, that the Company shall not be required to give ACS any material nonpublic information. The Company further agrees to promptly provide to ACS any information with respect to the Company, its properties, or its business or ACS's investment as ACS may reasonably request; provided, however, that the Company shall not be required to give ACS any material nonpublic information. If any information requested by ACS from the Company contains material nonpublic information, the Company shall inform ACS, in writing, that the information requested contains material nonpublic information and shall in no event provide such information to ACS without the express written consent of ACS after being so informed.

         4.5 Prospectus Delivery Requirement. ACS understands that the Securities Act may require delivery of a prospectus relating to the Common Stock underlying the conversion of Preferred Stock in connection with any sale thereof pursuant to a registration statement under the Securities Act covering the resale by ACS of the Common Stock being sold, and ACS shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

         4.6 Corporate Existence. So long as ACS beneficially owns any Preferred Stock, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith.

         4.7 Hedging Transactions. ACS does not have an existing short position with respect to the Preferred Stock or the Common Stock underlying the conversion of Preferred Stock. ACS agrees not to, directly or indirectly, enter into any short sales with respect to the Preferred Stock or the Common Stock underlying the conversion of Preferred Stock prior to the date on which ACS is entitled to sell, convert, or transfer the number of shares of Preferred Stock or Common Stock as to which ACS proposes to establish a short position. This
Section 4.7 shall not prohibit ACS from, at any time, entering into options contracts with respect to the Preferred Stock or the Common Stock underlying the conversion of Preferred Stock, including puts and calls including delivering Preferred Stock or Common Stock in satisfaction of any exercised options.

         4.8 Use of Proceeds. The Company shall use the proceeds of the sale of the Securities for working capital for its subsidiary, Miravant Cardiovascular, Inc. ("MCI"), and the initiation of the Pre-clinical Development Program, and Phase I Trial in accordance with the Collaboration Agreement.

         4.9 Sole Purchaser. As of the date of each Closing, ACS shall be the sole purchaser and holder of the Preferred Stock. The Company shall not issue any Preferred Stock to any person or entity other than ACS without ACS's written consent.

         4.10 Collaboration Agreement. ACS may immediately terminate the Collaboration Agreement pursuant to the terms of Section 12.2(e) of the Collaboration Agreement in the event that the Company fails to meet the conditions that are needed to be satisfied in order to obligate ACS to make either the Interim Investment or Final Investment that are set out in Sections
6.4 and 6.5 herein.

                                    ARTICLE V

           LEGEND REMOVAL, TRANSFER, CERTAIN SALES, ADDITIONAL SHARES

         5.1 Removal of Legend. Upon the request of ACS, the Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, (a) the sale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if, after one (1) year, neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale) to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act pursuant to an exemption from such registration requirements or (c) such Security can be sold pursuant to Rule 144 and the holder provides the Company with reasonable assurances that the Security can be so sold without restriction or (d) such Security can be sold pursuant to Rule 144(k). ACS agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement, in accordance with the manner of distribution described in such registration statement and to deliver a prospectus in connection with such sale, or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and the Security is to be disposed of other than pursuant to the registration statement or pursuant to Rule 144, then prior to, and as a condition to, such disposition such Security shall be relegended as provided herein in connection with any disposition if the subsequent transfer thereof would be restricted under the Securities Act. Also, in the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to ACS holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 or such holder provides the opinion with respect thereto described in clause (b) next above.

         5.2 Transfer Agent Instructions. The Company shall instruct its transfer agent to issue certificates, registered in the name of ACS or its nominee, for the Preferred Stock in such amounts determined in accordance with the terms of the Preferred Stock. Such certificates shall bear the Legend only to the extent provided by Section 5.1 above. The Company covenants that no instruction other than such instructions referred to in this Article V, or the suspension of trading under a prospectus as set forth in the Registration Rights Agreement, and stop transfer instructions to give effect to Section 2.6 hereof in the case of the Preferred Stock prior to registration of the Common Stock underlying the conversion of Preferred Stock under the Securities Act, shall be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company. Nothing in this Section shall affect in any way ACS's obligations and agreement set forth in Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. If (a) ACS provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company and its counsel (the reasonable cost of which shall be borne by the Company if, after one (1) year, neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) ACS transfers Securities to an affiliate which is an accredited investor (within the meaning of Regulation D under the Securities
Act) and which delivers to the Company in written form the same representations, warranties and covenants made by ACS hereunder or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Preferred Stock, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by ACS. The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to ACS by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V shall be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article V, that ACS shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE VI

                                   CONDITIONS

         6.1 Conditions to Each Closing for the Sale and Purchase of the Preferred Stock. The obligation of ACS to purchase, and the Company to sell, the Preferred Stock to be purchased at each Closing is subject to the satisfaction of each of the following conditions:

                  (a) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (b) The Company shall have secured all permits, consents, approvals, resolutions and authorizations that shall be necessary or required lawfully for the Company to consummate the transactions contemplated by this Agreement and to issue the Securities.

         6.2 Conditions to the Company's Obligation to Sell the Preferred Stock. The obligation of the Company hereunder to issue and sell the Preferred Shares to ACS at each Closing is subject to the satisfaction, as of the date of such Closing (provided that this condition is for the Company's sole benefit and may be waived by the Company at any time in its sole discretion), the representations and warranties of ACS shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date), and ACS shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by ACS at or prior to the Closing.

         6.3 Conditions to ACS's Obligation to Purchase Series A-1 Preferred Shares. The obligation of ACS hereunder to purchase the Series A-1 Preferred Stock to be purchased by it on the Closing Date of the Initial Investment is subject to the satisfaction of the following conditions, provided that these conditions are for ACS's sole benefit and may be waived by ACS at any time in ACS `s sole discretion:

                  (a) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects, and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

                  (b) The Certificate of Designation for the Series A-1 Preferred Stock in the form attached as Exhibit A hereto shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date of the Initial Investment.

                  (c) The Common Stock issuable upon conversion of the Preferred Stock shall have been duly authorized and reserved for issuance upon such conversion.

                  (d) The Company shall have delivered to ACS a certificate in a form approved by ACS, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing of the Initial Investment to the effect that the conditions specified in subsections (a), (b) and (c) of this
Section 6.3 have been satisfied.

                  (e) ACS shall have received from the Company's Secretary, a certificate having attached thereto (i) the Company's Certificate of Incorporation, including the Certificate of Designation for the Series A-1 Preferred Stock as in effect at the time of the Closing of the Initial Investment, (ii) the Company's Bylaws as in effect at the time of the Closing of the Initial Investment, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby and (iv) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated as of a recent date before the Closing of the Initial Investment.

         6.4 Conditions to ACS's Obligation to Purchase Series A-2 Preferred Shares. The obligation of ACS hereunder to purchase the Series A-2 Preferred Stock to be purchased by it on the Closing Date of the Interim Investment is subject to the satisfaction of each of the following conditions, provided that these conditions are for ACS's sole benefit and may be waived by ACS at any time in ACS's sole discretion:

                  (a) The Company shall have delivered to ACS the reports listed in Exhibit F evidencing the completion of Good Laboratory Practice animal studies relating to the Lead Drug (as defined in the Collaboration Agreement) prior to the submission to the United States Food and Drug Administration ("FDA") of the INDA (as defined in the Collaboration Agreement) relating to the Lead Drug or other PDT Drug.

                  (b) The Company shall have delivered to ACS proof that the Company has submitted an INDA relating to a Lead Drug or other PDT Drug to the FDA.

                  (c) The Company shall certify that there has been no material adverse change in the financial condition of the Company from the date hereof to the Closing Date of the Interim Investment. In addition, the representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing of the Interim Investment as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing of the Interim Investment. ACS shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing of the Interim Investment to the foregoing effect.

                  (d) The Company shall have delivered to ACS the Audited Financial Statements (as defined in Section 7.1(a)) and other financial information evidencing that it has invested no less than $2,000,000 during the period from the date hereof to the date on which the

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

conditions of this Section 6.4 are met (not including the amounts of the purchase price for the Preferred Stock that will be committed for MCI's working capital pursuant to Section 4.8 hereof) for MCI's ongoing working capital needs.
* .

                  (e) The Certificate of Designation for the Series A-2 Preferred Stock in the form of Exhibit B attached hereto shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date of the Interim Investment.

                  (f) ACS shall have received from the Company's Secretary, a certificate having attached thereto (i) the Company's Certificate of Incorporation, including the Certificates of Designation for the Series A-1 Preferred Stock and the Series A-2 Preferred Stock as in effect at the time of the Closing of the Interim Investment, (ii) the Company's Bylaws as in effect at the time of the Closing of the Interim Investment, and (iii) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated as of a recent date before the Closing of the Interim Investment.

                  (g) The conditions in this Section 6.4 must have been satisfied or waived by ACS no later than 24 months from the date hereof.

         6.5 Conditions to ACS's Obligation to Purchase Series A-3 Preferred Shares. The obligation of ACS hereunder to purchase the Series A-3 Preferred Stock to be purchased by it on the Closing Date of the Final Investment is subject to the satisfaction of each of the following conditions, provided that these conditions are for ACS's sole benefit and may be waived by ACS at any time in ACS's sole discretion:

                  (a) The Company shall have completed the Phase I Trial (as defined in the Collaboration Agreement) and shall have delivered to ACS the Phase I Trial Safety Report that complies with the requirements set forth in Exhibit G. The completion of the Phase I Trial is defined as the time when all patients enrolled in the trial have been followed-up according to the trial protocol and any additional FDA required follow-up and when all Phase I Trial clinical reports and data have been provided to ACS.

                  (b) The Company shall have delivered to ACS the data and analysis for the clinical readiness review for the PDT Device. "Clinical readiness" means that the device would have met acceptable Good Manufacturing Practices guidelines or the FDA Investigational Device Exemption/510K approval guidelines (including, for example, such items as design, material acceptability, manufacturing and quality processes) for use in patients as indicated in reports or FDA documentation provided by the Company to ACS.

                  (c) The Company shall certify that there has been no material adverse change in the financial condition of the Company from the date hereof to the Closing Date of the Final Investment. In addition, the representations and warranties of the Company shall be true

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

and correct as of the date when made and as of the Closing of the Final Investment as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing of the Final Investment. ACS shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing of the Final Investment to the foregoing effect.

                  (d) The Company shall have delivered to ACS Audited Financial Statements and other financial information evidencing that it has invested no less than $3,000,000 from the date hereof to the date on which the conditions of this Section 6.5 are met (not including the amounts of the purchase price for the Preferred Stock that will be committed for MCI's working capital pursuant to
Section 4.8 hereof or the amount required to be invested by the Company pursuant to Section 6.4(d) hereof) for MCI's ongoing working capital needs. * .

                  (e) The Certificate of Designation for the Series A-3 Preferred Stock in the form of Exhibit C attached hereto shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date of the Interim Investment.

                  (f) ACS shall have received from the Company's Secretary, a certificate having attached thereto (i) the Company's Certificate of Incorporation, including the Certificates of Designation for the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series A-3 Preferred Stock, as in effect at the time of the Closing of the Final Investment, (ii) the Company's Bylaws as in effect at the time of the Closing of the Final Investment, and (iii) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated as of a recent date before the Closing of the Final Investment.

                  (g) The conditions in this Section 6.5 must have been satisfied or waived by ACS no later than 48 months from the date hereof.

         6.6      No Obligation.

                  (a) Notwithstanding anything to the contrary, ACS shall have no obligation to purchase any Securities pursuant to the terms of this Agreement if at any time:

                           (i) the financial statements and other reports of the Company indicates a material decrease in the allocation of resources to MCI or to the development, pre-clinical and clinical investigations of light activated compositions or drugs and related devices or systems for use in the treatment of cardiovascular diseases; or

                           (ii) the Company or any of its affiliates is unable to obtain adequate supplies of the compounds and derivatives of these compounds necessary

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

         for the development, pre-clinical and clinical investigations of the Lead Drug or other PDT Drug.

                  (b) Notwithstanding anything to the contrary, ACS shall have no obligation to purchase any Series A-3 Preferred Stock in the Final Investment if:

                           (i) the FDA does not grant the Company the INDA relating to the Lead Drug within * of the initial submission;

                           (ii) the first human patient in the Phase I Trial has not been enrolled within * of the initial submission of the INDA relating to the Lead Drug; or

                           (iii) the enrollment of all patients in the Phase I Trial has not been completed within * of the enrollment date of the first human patient.

                                   ARTICLE VII

                                    COVENANTS

     7.1 Delivery of Financial Statements. The Company shall deliver to each holder of Securities:

                  (a) as soon as practicable, but in any event within one hundred (100) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company (the "Audited Financial Statements");

                  (b) as soon as practicable, but in any event within sixty (60) days after the end of each of the three (3) quarters of each fiscal year of the Company, (i) an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter of the Company and (ii) monthly breakdowns of expenditure information for MCI;

                  (c) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, financial projections, including at least a balance sheet and income statement, for MCI for the upcoming fiscal year; and

                  (d) any other financial information as ACS may reasonably request to the extent such information is kept by the Company or MCI in the normal course of business; provided, however, that the Company shall not be obligated to provide any material nonpublic information.

     7.2 Project Covenants. In addition to the representations and obligations of the Company set forth elsewhere in this Agreement, the Registration Rights Agreement and in the Collaboration Agreement, the Company also:

                  (a) represents that $12,000,000 is currently a reasonable estimate of the Company's costs and expenses (direct and indirect) to complete the pre-clinical and the Phase I feasibility trial stages of the project contemplated by the Collaboration Agreement and to operate and support MCI as it is currently proposed to be operated, including amounts paid to the Company for performance of activities and supply of services on behalf of MCI; and

                  (b) agrees that the Company shall be responsible for any costs and expenses in excess of the $12,000,000 contemplated by this Agreement reasonably required to complete the pre-clinical and the Phase I feasibility trial stages of the project contemplated by the Collaboration Agreement.

                                  ARTICLE VIII

                          GOVERNING LAW; MISCELLANEOUS

         8.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflict-of-laws principles. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of Santa Clara in the State of California in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The parties hereto irrevocably waive any right to a trial by jury under applicable law.

         8.2 Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties as soon as practicable thereafter.

         8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         8.5 Entire Agreement: Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the maters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor ACS makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and ACS.

         8.6 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by nationally-recognized overnight courier or by facsimile machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

                  If to the Company:
                  ------------------
                  Miravant Medical Technologies
                  336 Bollay Drive
                  Santa Barbara, CA  93117
                  Attention:  John M. Philpott
                  Facsimile:  (805) 685-1901

                  with copy (which will not constitute notice) to:

                  Sheppard Mullin Richter & Hampton, LLP
                  800 Anacapa Street
                  Santa Barbara, CA 93101
                  Attention:  Joseph E. Nida, Esq.
                  Facsimile:  (805) 568-5516

                  with copy (which will not constitute notice) to:

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, CA 94304-1050
                  Attention:  John Sheridan, Esq.
                  Facsimile:  (650) 493-6811

                  If to ACS:

                  Advanced Cardiovascular Systems, Inc.
                  3200 Lakeside Drive
                  Santa Clara, CA 95054-2807
                  Attention:  General Counsel
                  Facsimile:  (408) 845-3987

                  with a copy (which will not constitute notice) to:

                  Faegre & Benson LLP
                  2200 Wells Fargo Center
                  90 South Seventh Street
                  Minneapolis, MN 55409
                  Attention:  Michael A. Stanchfield
                  Facsimile:  (612) 766-1600

Each party hereto shall provide notice to the other parties of any change in address.

         8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor ACS shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, ACS may assign its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company so long as such affiliate is an accredited investor (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement. This provision shall not limit ACS's right to transfer the Securities pursuant to the terms of this Agreement or to assign ACS's rights hereunder to any such transferee. In that regard, if ACS sells all or part of its Preferred Stock to someone that acquires the shares subject to restrictions on transferability (other than restrictions, if any, arising out of the transferee's status as an affiliate of the Company), ACS shall be permitted to assign its rights hereunder, in whole or in part, to such transferee.

         8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         8.9 Survival and Indemnification. The representations and warranties of the Company and the agreements and covenants shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of ACS. The Company agrees to indemnify and hold harmless, and advance expenses as they are incurred to, ACS and each of ACS `s officers, directors, employees, partners, agents and affiliates for loss or damage arising as a result of or related to (i) any breach or alleged breach by the Company of any of its representations, warranties, covenants or obligations set forth herein, (ii) any cause of action, suit or claim brought or made against ACS or its officers, directors, employees, partners, agents or affiliates by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby and (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Securities, or (iii) the status of ACS or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of such liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8.9 shall be the same as those set forth in
Section 6(c) of the Registration Rights Agreement. The representations and warranties of ACS shall survive the Closing hereunder and ACS shall indemnify and hold harmless the Company and each of its officers, directors, employees, partners, agents and affiliates for any loss or damage arising as a result of the breach of ACS's representations and warranties.

         8.10 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         8.11 Publicity. Upon the execution of this Agreement and the initial funding by ACS, each party may issue a press release regarding this transaction and may file reports as appropriate with the SEC; provided, however, that the Company provides a copy of its press release and current report on Form 8-K prior to releasing or filing to obtain ACS's approval of such press release and current report. ACS shall also provide a copy of its press release to the Company for its review.

         8.12 Remedies. No provision of this Agreement providing for any remedy to ACS shall limit any remedy which would otherwise be available to ACS at law or in equity. Nothing in this Agreement shall limit any rights ACS may have with any applicable federal or state securities laws with respect to the investment contemplated hereby. The Company acknowledges that a breach by it of its obligations hereunder shall cause irreparable harm to ACS. Accordingly, the Company acknowledges that the remedy at law for a material breach of its obligations under this Agreement shall be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that ACS shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

         8.13 Final Agreement. This Agreement, including the Exhibits and Schedules hereto embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements and understandings among the parties with respect to such subject matter. This Agreement does not supersede the Mutual Confidentiality Agreement, dated May 11, 2001, between the Company and ACS.

                            [Signatures on next page]

         IN WITNESS WHEREOF, the ACS and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

MIRAVANT MEDICAL TECHNOLOGIES:

By:         /s/ Gary S. Kledzik
         --------------------------------------------
         Name:  Gary S. Kledzik
         Title:  Chief Executive Officer



PURCHASER:

ADVANCED CARDIOVASCULAR SYSTEMS, INC.

By:           /s/ Mark A. Murray
         --------------------------------------------
         Name:  Mark A. Murray
         Title:  Vice President, Finance and Business Development